UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2014

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2014, NCL (Bahamas) Ltd. (the “Company”), an indirect, wholly owned subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Parent”), which is the direct parent company of NCL Corporation Ltd., appointed Andrew Madsen, age 58, to serve as the President and Chief Operating Officer of the Company. There are no arrangements or understandings between Mr. Madsen and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining us, Mr. Madsen served as President and Chief Operating Officer of Darden Restaurants, Inc., a full service restaurant operations company, from November 2004 through September 2013. Prior to that he served as President of Olive Garden from March 2002 through until November 2004 and as their Executive Vice President of Marketing from December 1998 through March 2002. From 1997 until 1998, he was President of International Master Publishers, a company that developed and marketed consumer information products such as magazines and compact discs. From 1993 until 1997, he held various positions at James River Corporation (now part of Koch Industries), including Vice President and General Manager for the Dixie consumer products unit (now part of Georgia-Pacific LLC). From 1980 until 1992, he held various marketing positions with General Mills, Inc. a manufacturer and marketer of consumer food products. Mr. Madsen holds a Bachelor of Arts degree in Economics from DePauw University and an MBA from the University of Michigan.

Employment Agreement.

The Company entered into an employment agreement with Mr. Madsen dated October 13, 2014. The agreement has an initial term of one year, which will automatically renew each anniversary thereafter for additional one-year terms unless either we or Mr. Madsen gives notice of non-renewal within sixty days prior to the end of the term. The material terms of the employment agreement are summarized below.

Base Salary and Bonus. Mr. Madsen will receive an annual base salary of $750,000, subject to annual review. Beginning with the 2015 calendar year, he will be eligible for an annual bonus with a target amount equal to 75% of base salary.

Equity Awards. As soon as practicable after his start date, Mr. Madsen will be eligible to receive an award of options to purchase 150,000 ordinary shares of the Parent under the Parent’s 2013 Performance Incentive Plan (the “Parent Equity Plan”). All of these option grants will have an ordinary term of 10 years and will vest in four equal annual installments on each of the first four anniversaries of his start date, subject to his continued employment through each vesting date and accelerated vesting upon a change in control of the Parent. Beginning with the 2015 calendar year, Mr. Madsen will be eligible to receive equity awards on a basis that is generally consistent with other senior executives.

Severance Terms. If we terminate Mr. Madsen’s employment without cause, he will be entitled to receive (i) a severance payment equal to one times his base salary, payable in substantially equal installments over a period of 12 months and (ii) reimbursement of premiums to continue medical coverage under COBRA for 12 months.

Other Benefits. Mr. Madsen will be eligible to participate in the benefit plans and programs generally available to other senior executives, including our medical executive reimbursement plan. He will also be entitled to a $1,500 monthly car allowance, reimbursement of up to $125,000 of relocation expenses, and 4 weeks of vacation per year.

Mr. Madsen’s receipt of the severance benefits described above is subject to his execution of a release of claims and compliance with the noncompetition, nonsolicitation and nondisclosure restrictions contained in his employment agreement.

The foregoing description of Mr. Madsen’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01         Other Events.

On October 13, 2014, Parent issued a press release regarding Mr. Madsen’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and Andrew Madsen, entered into on October 13, 2014 (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 14, 2014 (File No. 001-35784).
99.1	Press Release, dated October 13, 2014 (incorporated herein by reference to Exhibit 99.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 14, 2014 (File No. 001-35784).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of October, 2014.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and Andrew Madsen, entered into on October 13, 2014 (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 14, 2014 (File No. 001-35784).
99.1	Press Release, dated October 13, 2014 (incorporated herein by reference to Exhibit 99.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on October 14, 2014 (File No. 001-35784).